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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

CPI CARD GROUP INC. (Name of Registrant As Specified In Its Charter)

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 CPI CARD GROUP INC.
10026 WEST SAN JUAN WAY
LITTLETON, CO 80127

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS'
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Dear Stockholders:

        The accompanying Information Statement is being furnished to the holders ("Stockholders") of shares of the common stock, par value $0.001 per share ("Common Stock"), of CPI Card Group Inc., a Delaware corporation (the "Company" or "CPI"). The Board of Directors of the Company (the "Board") is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you that on September 26, 2017, the Company received written consent in lieu of a meeting of Stockholders (the "Written Consent"), dated September 25, 2017, from holders of shares of voting securities representing approximately 59% of the total issued and outstanding shares of voting stock of the Company to approve the following:

  •
  the granting of discretionary authority to the Board, at any time for a period of 12 months after the effective date of Stockholder approval, to authorize the adoption of an amendment to the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse stock split of the Company's Common Stock at a ratio between 1 for 1.1 to 1 for 10, such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split (the "Reverse Stock Split"); and

  •
  an amendment and restatement of the CPI Card Group Inc. Omnibus Incentive Plan (the "Plan") to, among other things, (i) increase the number of shares of Common Stock of the Company authorized thereunder by 2,000,000 shares, (ii) extend the term of the Plan through September 25, 2027, (iii) provide for an increased annual per-participant limit of 1,500,000 shares of Common Stock for all options and stock appreciation right awards under the Plan, and (iv) reiterate the performance criteria that may be used for performance-based awards under the Plan so that such criteria are approved by stockholders for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Amended and Restated Plan").

        The Reverse Stock Split and the Amended and Restated Plan (collectively, the "Actions") are more fully described in the accompanying Information Statement. The Actions were unanimously approved by our Board on September 25, 2017. The Written Consent was in accordance with the Delaware General Corporation Law and our Certificate of Incorporation and our bylaws, which provide that so long as Tricor Pacific Capital Partners (Fund IV), Limited Partnership and Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership together continue to own a majority of the voting power of the then outstanding shares of capital stock, action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting at which all shares of the Company's stock entitled to vote thereon were present and voted. The accompanying Information Statement is being furnished to all of our Stockholders in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated by the U.S. Securities and Exchange Commission thereunder, solely for the purpose of informing our Stockholders of the actions taken by the Written Consent before they become effective.

        We are furnishing this Information Statement to Stockholders in satisfaction of the notice requirement under Section 228 of the Delaware General Corporation Law ("DGCL"). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents are afforded to Stockholders as a result of the approval of the Actions.

        Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the Actions can become effective is twenty (20) calendar days after this Information Statement is first sent to the Stockholders. A form of the Certificate of Amendment to the Certificate of Incorporation effecting the Reverse Stock Split (the "Certificate of Amendment") and the Amended and Restated Plan are attached to this Information Statement as Annex A and Annex B, respectively.

        This is not a notice of a special meeting of Stockholders and no Stockholder meeting will be held to consider any matter which is described herein.

        THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO STOCKHOLDERS ON OR ABOUT                        , 2017. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,
, 2017	Lillian Etzkorn Chief Financial Officer and Corporate Secretary

 CPI CARD GROUP INC.
10026 WEST SAN JUAN WAY
LITTLETON, CO 80127

INFORMATION STATEMENT

                        , 2017

Action by Written Consent of Majority Stockholders

WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

        In this Information Statement we refer to CPI Card Group Inc., a Delaware corporation, as the "Company," "we," "us," or "our."

        This Information Statement is being furnished by the Board of Directors of the Company (the "Board"), to inform the holders ("Stockholders") of common stock, par value $0.001 per share (the "Common Stock"), as of September 26, 2017, of action already approved by written consent (the "Written Consent") of holders of shares of voting securities representing approximately 59% of the total issued and outstanding shares of voting stock of the Company.

Action by Written Consent

        The following actions were approved by holders of shares of voting securities representing approximately 59% of the total issued and outstanding shares of voting stock of the Company pursuant to the Written Consent, in lieu of a special meeting:

  •
  the granting of discretionary authority to the Board, at any time for a period of 12 months after the effective date of Stockholder approval, to authorize the adoption of an amendment to the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse stock split of the Company's Common Stock at a ratio between 1 for 1.1 to 1 for 10, such ratio to be determined by the Board, or to determine not to proceed with the reverse stock split (the "Reverse Stock Split"); and

  •
  an amendment and restatement of the CPI Card Group Inc. Omnibus Incentive Plan (the "Plan") to, among other things, (i) increase the number of shares of Common Stock of the Company authorized thereunder by 2,000,000 shares, (ii) extend the term of the Plan through September 25, 2027, (iii) provide for an increased annual per-participant limit of 1,500,000 shares of Common Stock for all options and stock appreciation right awards under the Plan, and (iv) reiterate the performance criteria that may be used for performance-based awards under the Plan so that such criteria are approved by stockholders for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Amended and Restated Plan").

        This Information Statement is being furnished to all of our Stockholders in accordance with Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated by the U.S. Securities and Exchange Commission (the "SEC") thereunder, solely for the purpose of informing our Stockholders of the Actions taken by the Written Consent before they become effective.

        The Board has fixed the close of business on September 26, 2017, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement. This Information Statement will be mailed on or about                    , 2017 to Stockholders of record as of the Record Date.

        Pursuant to the Written Consent, holders of shares of voting securities representing approximately 59% of the total issued and outstanding shares of voting stock of the Company approved the Reverse Stock Split and the Amended and Restated Plan.

        The Actions were unanimously approved by our Board on September 25, 2017.

        This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the holders of shares of voting securities representing approximately 59% of the total issued and outstanding shares of voting stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

        Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

        This Information Statement is being furnished to you pursuant to Section 14C of the Exchange Act to notify our Stockholders of certain corporate actions taken by the holders of shares of voting securities representing approximately 59% of the total issued and outstanding shares of voting stock of the Company pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the holders of shares of voting securities representing approximately 59% of the total issued and outstanding shares of voting stock of the Company to reduce the costs and implement the Actions in a timely manner.

Who is Entitled to Notice?

        Each outstanding share of Common Stock as of record on the Record Date is entitled to notice of the Actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Actions?

        Each share of Common Stock entitles the holder to one vote. On the Record Date, there were 55,661,337 shares of Common Stock issued and outstanding. Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or at least 27,830,669 votes, are required to approve the Actions by written consent.

        Our majority stockholders consist of Tricor Pacific Capital Partners (Fund IV), Limited Partnership and Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership (collectively, the "Majority Stockholders"). As of the Record Date, the Majority Stockholders held 32,794,131 shares of Common Stock, or 59% of the total voting power of all outstanding voting capital. The Majority Stockholders have voted in favor of the Actions thereby satisfying the requirement that at least a majority of the voting equity vote in favor of a corporate action by written consent. Therefore, no other Stockholder consents will be obtained in connection with this Information Statement.

Do I have appraisal rights?

        Neither the DGCL nor our Certificate of Incorporation or bylaws provide our Stockholders with appraisal rights in connection with any of the Actions discussed in this Information Statement.

EXEMPTION FROM TORONTO STOCK EXCHANGE ("TSX") RULES

        The Company is an "Eligible International Interlisted Issuer" as such term is defined in the TSX Company Manual (the "Manual"). As an Eligible International Interlisted Issuer, the Company intends to rely on an exemption pursuant to Section 602.1 of the Manual from Section 613 of the Manual, the effect of which will be that, subject to the satisfaction of certain conditions prescribed by the TSX, the Company will not have to comply with certain Canadian requirements in connection with the Actions.

EXPLANATORY NOTE

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"). For as long as we are an emerging growth company, we will not be required to provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or obtain stockholder approval of any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this Information Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

        We could be an emerging growth company for up to five years from the date of our initial public offering, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

ACTIONS TO BE TAKEN

        This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board and the Majority Stockholders.

ACTION I

        THE GRANTING OF DISCRETIONARY AUTHORITY TO THE BOARD, AT ANY TIME A PERIOD OF 12 MONTHS AFTER THE EFFECTIVE DATE OF STOCKHOLDER APPROVAL, TO AUTHORIZE THE ADOPTION OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AT A RATIO BETWEEN 1 FOR 1.1 TO 1 FOR 10, SUCH RATIO TO BE DETERMINED BY THE BOARD, OR TO DETERMINE NOT TO PROCEED WITH THE REVERSE STOCK SPLIT.

        The Board approved a resolution to authorize the adoption of an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock at any time for a period of

12 months after the effective date of Stockholder approval at a ratio between 1:1.1 to 1:10, such ratio to be determined by the Board, or to determine not to proceed with the Reverse Stock Split.

        PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE TREATMENT OF FRACTIONAL SHARES, AS EXPLAINED BELOW UNDER THE CAPTION "FRACTIONAL SHARES."

        PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING STOCKHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL REMAIN THE SAME WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED.

Reasons for Reverse Stock Split

        The Board believes it is in the best interests of the Company and its Stockholders to have the authority, in its discretion, to effect a Reverse Stock Split to reduce the number of issued and outstanding shares, or to determine not to proceed with the Reverse Stock Split. Immediately following the completion of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding would be reduced proportionately based on the Reverse Stock Split ratio between 1-for-1.1 to 1-for-10, as determined by the Board. A reverse stock split by a publicly traded company reduces the number of shares outstanding, but leaves the market capitalization of the company the same, which results in an increase in the price per share of the company's stock. Put another way, after a reverse stock split, the enterprise value of the company is spread over fewer shares and so the per share price of the stock will be higher.

        The Board believes implementing a reverse stock split is likely to increase the market price for the Common Stock as fewer shares will be outstanding. The Board further believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split may improve marketability and liquidity of the Common Stock and encourage interest and trading in the Common Stock.

        The Reverse Stock Split would decrease the number of outstanding shares but not the number of authorized shares. There can be no assurance that the Reverse Stock Split will result in the benefits described above. The Company cannot assure you that the Reverse Stock Split will not further adversely impact the market price of the Common Stock.

Implementation and Effects of the Reverse Stock Split

        If the Board elects to implement a Reverse Stock Split, which the Board may choose not to do in its discretion, the Reverse Stock Split would have the following effects:

  •
  the number of shares of the Common Stock owned by each Stockholder will automatically be reduced proportionately based on the Reverse Stock Split ratio determined by the Board;

  •
  the number of shares of the Common Stock issued and outstanding will be reduced proportionately; and

  •
  proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders thereof to purchase shares of the Common Stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise of such options immediately preceding the Reverse Stock Split.

        The table set forth below illustrates the Company's hypothetical capitalization subsequent to a Reverse Stock Split in varying ratios with the ratio of 1-for-10 being the maximum ratio which may be effectuated by the Board pursuant to the Written Consent. This hypothetical model is based on the total number of shares issued and outstanding as of the Record Date and gives effect to the Reverse Stock Split, as well as shares of Common Stock issued and outstanding and issuable upon the exercise/vesting of options and other stock-based awards.

Hypothetical Reverse Stock Split Ratio	Shares of Common Stock issued and outstanding following Reverse Stock Split	Shares of Common Stock issuable upon the exercise/vesting of options and other stock-based awards	Shares of Common Stock available for future issuance following Reverse Stock Split
1:1.1	50,601,215	4,571,406	44,827,378
1:1.5	37,107,558	3,352,365	59,540,077
1:5	11,132,267	1,005,709	87,862,023
1:10	5,566,134	502,855	93,931,012

        The Reverse Stock Split will be effected simultaneously for all of the Common Stock and the reverse split ratio will be the same for all of the Common Stock. The Reverse Stock Split will affect all of the Stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of the Company's stockholders owning a fractional share. As described below, Stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer shares than the to-be-determined reverse split ratio, however that is not the purpose for which the Company is effecting the Reverse Stock Split. The Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

        The Board may decide not to proceed with the Reverse Stock Split for various reasons including general stock market and business conditions.

Potential for Significant Dilution of Equity Interest

        The Reverse Stock Split will not affect the rights of Stockholders or any Stockholder's proportionate equity interest in the Company, subject to the treatment of fractional shares. At this time the Company has no plans to issue such additional shares, other than as compensation and incentives to employees and directors under the Company's existing stock incentive plans and other arrangements that may be undertaken.

        The future issuance of such authorized shares may have the effect of diluting the Company's earnings per share and book value per share, as well as the stock ownership and voting rights of the current holders of outstanding shares of the Common Stock. The effective increase in the number of authorized but unissued shares of the Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Certificate of Incorporation or the Company's bylaws.

Fractional Shares

        No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Company's transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the certificate that represented shares of Common Stock immediately before the Reverse Stock Split, in an amount equal to the (a) the closing price per share of the Common Stock as reported on the NASDAQ as of the date of the Reverse Stock Split multiplied by (b) the fraction of one share owned by the Stockholder.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where Stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, Stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Authorized Shares

        As of the Record Date, we had 100,000,000 shares of Common Stock authorized and 55,661,337 shares of our Common Stock issued and outstanding. As a result of the Reverse Stock Split, the number of shares remaining available for future issuance under the Company's authorized pool of Common Stock would increase.

        These authorized but unissued shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of businesses or assets and sales of stock or securities convertible into Common Stock. The Company believes that the availability of the authorized but unissued shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Common Stock may be diluted. Also, if the Company issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of its Common Stock.

Other Effects on Issued and Outstanding Shares

        If the Reverse Stock Split is implemented, the rights and preferences of the issued and outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

        In addition, the Reverse Stock Split would result in some stockholders owing "odd-lots" of fewer than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

        If the Board chooses to effect the Reverse Stock Split, it would be implemented by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective at the time specified in the Certificate of Amendment, which will most likely be immediately after the filing of the Certificate of Amendment and which the Company refers to as the "effective time." Beginning at the effective time, each certificate representing shares of the Common Stock before the Reverse Stock Split will automatically be deemed for all corporate purposes to evidence ownership based on the reverse stock split ratio, between 1-for-1.1 to 1-for-10 shares of the Common Stock after the Reverse Stock Split. All shares issuable upon exercise or conversion of outstanding stock options will automatically be adjusted.

        As soon as practicable after the effective time, stockholders will be notified that the Reverse Stock Split has been effected. The Company expects that its transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all the possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of our Common Stock held by our Stockholders before the Reverse Stock Split were, and the shares of our Common Stock held after the Reverse Stock Split will be, held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder. Each stockholder is urged to consult with such Stockholder's own tax advisor with respect to the tax consequences of the Reverse Stock Split.

        Other than the cash payments for fractional shares discussed below, no gain or loss will be recognized by a Stockholder upon such Stockholder's exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of the Common Stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the Stockholder's aggregate tax basis in the shares of our Common Stock exchanged therefor. In general, Stockholders who receive cash instead of their fractional share interests in the shares of our Common Stock as a result of the Reverse Stock Split will recognize a gain or loss based on their adjusted basis in the fractional share interests redeemed. The Stockholder's holding period for the shares of our Common Stock after the Reverse Stock Split will include the period during which the Stockholder held the shares of our Common Stock surrendered in the Reverse Stock Split.

        This summary of certain material United States federal income tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service, the Company or the courts. Accordingly, each Stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

ACTION II

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE CPI CARD GROUP INC. OMNIBUS INCENTIVE PLAN.

        On September 25, 2017, the Board approved, and the Majority Stockholder approved by written consent, an amendment and restatement (the "Amended and Restated Plan") of the CPI Card Group Inc. Omnibus Incentive Plan (the "Plan"). The Amended and Restated Plan provides for, among other things, (i) an increase in the number of shares of the Company's Common Stock authorized for issuance thereunder of 2,000,000 shares, (ii) an extension of the term of the Plan for

10 years from the date of the Board's approval, through September 25, 2027, (iii) an increased annual per-participant limit of 1,500,000 shares for awards under the Plan subject to options and stock appreciation rights, and (iv) a reiteration of the performance criteria that may be used for performance-based awards under the Plan, so that such criteria can be approved by stockholders for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Key Aspects of the Amended and Restated Plan

        Share Reserve Increase.    The Plan provides a range of incentive tools and sufficient flexibility to permit the Compensation Committee of the Board (the "Committee") to implement it in ways that will make the most effective use of the shares that the Company's stockholders authorize for incentive purposes. The Board determined that increasing the shares reserved for issuance under the Amended and Restated Plan was necessary for the Company to continue to offer a competitive equity incentive program, and thus, the Board and the Majority Stockholder approved the Amended and Restated Plan, which includes an increase of 2,000,000 in the number of shares of the Company's common stock that may be issued pursuant to awards thereunder.

        Extension of Plan Term.    The Majority Stockholder also approved an extension of the term of the Plan so that it will now expire on September 25, 2027, the tenth anniversary of the date of the Board's adoption of the Amended and Restated Plan.

        Increased Annual Limit on Options and SARs.    The Majority Stockholder approved an increase in the annual, per-participant limit on awards made under the Plan subject to stock options and stock appreciation rights ("SARs"), from 1,000,000 shares to 1,500,000 shares.

        Approval of Performance Measures and Share Limits for Purposes of Section 162(m) of the Code.    In addition, the Board and the Majority Stockholder also approved certain provisions in the Amended and Restated Plan for the purpose of preserving the Company's ability to deduct for federal income tax purposes the compensation recognized by certain of the Company's executive officers in connection with certain awards that may be granted in the future under the Amended and Restated Plan.

        Section 162(m) of the Code limits a corporation's income tax deduction for compensation paid to certain executive officers who are "covered employees" within the meaning of Section 162(m) of the Code to $1 million per person per year unless the compensation qualifies as "performance-based compensation." One of the requirements of "performance-based compensation" under Section 162(m) of the Code is that the material terms of the performance goals must be approved by stockholders. The material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal may be based, and (iii) the maximum amount of compensation that can be paid to an employee under awards intended to satisfy the performance-based compensation exception under Section 162(m) of the Code. The approval of the Amended and Restated Plan by the Majority Stockholder is intended to constitute approval of each of these aspects of the Amended and Restated Plan, as described in further detail below, for purposes of the approval requirements of Section 162(m) of the Code.

        While the Company believes that compensation provided by such awards under the Amended and Restated Plan generally will be deductible by the Company for federal income tax purposes if intended, nothing in the Amended and Restated Plan precludes the Company or the Committee, which administers the Amended and Restated Plan, from granting awards that do not qualify for tax deductibility under Section 162(m) of the Code, nor is there any guarantee that awards intended to qualify for tax deductibility under Section 162(m) of the Code will ultimately be viewed as so qualifying by the Internal Revenue Service. The Committee generally considers the limit under Section 162(m) of the Code when determining compensation; however, there are instances in which the Committee has concluded, and may conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) of the Code to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company's best interests and those of its stockholders.

Stockholder Approval

        On September 25, 2017, the Board approved and adopted the Amended and Restated Plan, which was approved by the Majority Stockholder by written consent dated September 25, 2017. Stockholder approval of the Amended and Restated Plan was required under the NASDAQ Listing Rules and the terms of the Amended and Restated Plan.

Description of the Amended and Restated Plan

        We originally adopted the Plan (now the Amended and Restated Plan) in connection with our initial public offering, pursuant to which cash and equity-based incentives (including through an annual incentive program) may be granted to participating employees, directors and consultants. The principal purposes of the Amended and Restated Plan are to encourage profitability and growth through short-term and long-term incentives that are consistent with our objectives; to give participants an incentive for excellence in individual performance; to promote teamwork among participants; and to give us a significant advantage in attracting and retaining key employees, directors, and consultants. The Amended and Restated Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, SARs, restricted stock, restricted stock units, performance based awards (including performance shares, performance units and performance bonus awards), and other stock or cash-based awards. A summary of the Amended and Restated Plan is set forth below. This summary of the Amended and Restated Plan is qualified by reference to the full text of the Amended and Restated Plan, which has been included as Annex B and is incorporated by reference herein.

        Administration.    The Amended and Restated Plan is administered by the Board or by a committee that the Board designates for this purpose (referred to below as the plan administrator). The plan administrator has the power to determine the terms of the awards granted under the Amended and Restated Plan, including the exercise price, the number of shares subject to each award, and the exercisability of the awards. The plan administrator also has the full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Amended and Restated Plan.

        Eligibility for Participation.    Certain employees, advisors, and directors are eligible to be granted awards under the Amended and Restated Plan, other than incentive stock options, which may be granted only to employees. As of September 25, 2017, approximately 32 employees, nine executive officers and four non-employee directors would have been eligible to receive awards under the Amended and Restated Plan.

        Shares Available for Awards.    Subject to adjustment as provided in the Amended and Restated Plan, the number of shares of the Company's common stock reserved and available for issuance thereunder is the sum of (i) 4,000,000 shares originally reserved for issuance under the Plan as of the effectiveness of October 8, 2015, the date of the effectiveness of the registration statement for the Company's initial public offering, less any shares issued under the Plan on or prior to, or subject to outstanding awards as of, the date of the Board's adoption of the Amended and Restated Plan, plus (ii) all shares of the Company's common stock that are or become available for issuance due to forfeitures under the CPI Holdings, I, Inc. Amended and Restated 2007 Stock Option Plan, as amended from time to time, plus (iii) an additional 2,000,000 shares added to the Amended and Restated Plan as of the date of the Board's adoption of the Amended and Restated Plan.

        Award Limits.    The maximum number of shares issuable pursuant to awards under the Amended and Restated Plan and any other share compensation arrangement we maintain within a one-year period to any one participant in the Amended and Restated Plan, will not exceed 5% of the total number of issued and outstanding shares of our common stock on the grant date of such awards, on a non-diluted basis. The maximum number of shares that may be issued to all insiders (as defined in the Toronto Stock Exchange Company Manual for the purpose of security-based compensation arrangements) within any one-year period, and issuable to insiders at any point in time under the Amended and Restated Plan and any other share compensation arrangement we maintain will not exceed 10% of the total number of then-issued and outstanding shares of our common stock.

        Subject to the foregoing and to any adjustments as provided in the Amended and Restated Plan, the aggregate awards granted under the Amended and Restated Plan to any one participant during any fiscal year will not exceed (i) 1,500,000 shares subject to stock options or SARs (increased from 1,000,000 shares under the Plan), and (ii) to the extent such awards are intended to be "performance-based compensation" under Section 162(m) of the Code, (A) 1,000,000 shares subject to restricted stock, restricted stock unit or other share-based awards, and (B) $5,000,000 with respect to other cash-based awards. In addition, the aggregate grant date fair market value of shares subject to awards granted during any fiscal year to any non-employee director, when taken together with the cash fees paid to such non-employee director during the fiscal year (in each case, with respect to his or her service as a non-employee director), shall not exceed $500,000.

        Stock Options.    Under the Amended and Restated Plan, the plan administrator may grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The plan administrator will establish the duration of each option at the time it is granted, with a maximum duration of 10 years from the effective date of the Amended and Restated Plan, and may also establish vesting performance requirements that must be met prior to the exercise of options. If on the date an outstanding option would expire, the exercise of the option would violate applicable securities laws or any insider trading policy maintained by the Company, the expiration date applicable to the option will be extended (except to the extent that such extension would violate Section 409A of the Code), to a date that is 30 calendar days after the date that the exercise of the option would no longer violate applicable securities laws or any such insider trading policy.

        Stock option grants must have an exercise price that is equal to or greater than the fair market value of our common stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder's vested options, or to satisfy withholding tax liabilities, by tendering shares of our common stock already owned by the option holder for at least six months (or another period consistent with the applicable accounting rules) with a fair market value equal to the exercise price.

        SARs.    The plan administrator may also grant SARs, which will be exercisable upon the occurrence of certain contingent events. SARs entitle the holder upon exercise to receive an amount in any combination of cash and shares of the Company's common stock (as determined by the plan administrator) equal in value to the excess of the fair market value of the shares covered by the SARs over the exercise price of the right.

        Restricted Stock.    The plan administrator may also grant restricted stock, which are awards of our shares of common stock that vest in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to vote the shares of restricted stock and/or receive dividends on such shares.

        Restricted Stock Units.    Restricted stock units represent the right to receive shares of the Company's common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit, unrestricted shares of our common stock, which will be freely transferable.

        Performance-Based Awards.    Performance-based awards are denominated in shares of our common stock, stock units, or cash, and are linked to the satisfaction of performance criteria established by the plan administrator. If the plan administrator determines that the performance-based award to an employee is intended to meet the requirements of "performance-based compensation" and therefore may be deductible under Section 162(m) of the Code, then the performance-based criteria upon which the awards will be based shall be by reference to any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; scrap rates; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total stockholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of the company's common stock; expense/cost control; working capital; volume/production; new products; customer satisfaction; brand development; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; days inventory outstanding; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.

        The plan administrator may specify any reasonable definition of the performance criteria that it uses at the time that an award intended to meet the requirements of "performance-based compensation" is granted, which may provide for equitable adjustments to the criteria in recognition of unusual or non-recurring events affecting the Company or the financial statements thereof, in response to changes in applicable law, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a business segment or related to a change in accounting principles (in each case, to the extent not inconsistent with Section 162(m) of the Code).

        Change in Control Provisions.    In connection with the grant of an award, the plan administrator may provide for the treatment of such award in the event of a change in control of the Company, including that, in the event of an involuntary termination of an executive's employment by the Company in connection with a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and/or immediately exercisable.

        Amendment and Termination.    The Board may alter, amend, modify, or terminate the Amended and Restated Plan at any time, provided that the approval of our Stockholders will be obtained for any amendment to the Amended and Restated Plan that requires stockholder approval under the rules of the stock exchange(s) on which our common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of our common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, an increase to the maximum number of shares that may be issued to insiders (as defined in the Toronto Stock Exchange Company Manual for the purpose of security-based compensation arrangements) or an amendment that grants the Board additional powers to amend the Amended and Restated Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Amended and Restated Plan unless the Board expressly reserved the right to do so at the time of the award.

Certain U.S. Federal Income Tax Effects

        The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Amended and Restated Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the

Amended and Restated Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Amended and Restated Plan.

        Nonqualified Stock Options.    An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

        Incentive Stock Options.    An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the Amended and Restated Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee's alternative minimum taxable income.

        Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

        SARs.    A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant's exercise of the SAR. The participant's tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

        Restricted Stock.    A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant's tax basis in the shares will equal his or her fair market value at the time the restrictions lapse, and the participant's holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant's holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

        Restricted Stock Units.    A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time of payment, and the Company will have a corresponding deduction at that time.

        Other Share-Based and Other Cash-Based Awards.    In the case of other share-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

        Deductibility Limit on Compensation in Excess of $1 Million.    Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the Amended and Restated Plan) by a public company to each "covered employee" to no more than $1 million. Excluded from total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m) of the Code. Unless an exception applies, compensation otherwise deductible in connection with awards granted under the Amended and Restated Plan will be subject to this limit. The Committee generally considers the limit under Section 162(m) of the Code when determining compensation; however, there are instances in which the Committee has concluded, and may conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) of the Code to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company's best interests and those of its stockholders.

New Plan Benefits Table

        The following nonqualified stock option awards were granted under the Amended and Restated Plan to each of the executive officers named below, all current executive officers as a group, all current non-employee directors as a group, and all other employees, respectively, contingent in part upon the approval of the Majority Stockholder of the Amended and Restated Plan:

Name and Position	Number of Shares Underlying Non-Contingent Options(1)	Number of Shares Underlying Contingent Options(1)	Exercise Price per Share(2)
Scott Scheirman	780,533	619,467	$1.05
President and Chief Executive Officer(3)
Steven Montross	—	—	—
Former President and Chief Executive Officer(4)
David Brush	—	—	—
Former Chief Financial Officer(5)
Jason Bohrer	69,690	55,310	$1.05
Senior Vice President US Operations
All current executive officers as a group	1,282,301	1,017,699	$1.05
All current non-employee directors as a group	—	—	—
All current non-executive officer employees as a group	267,673	212,474	$1.05

(1)
The options generally vest in equal annual installments on each of the first three anniversaries of the grant date, subject to continued employment on each vesting date and in accordance with the terms and conditions of the Amended and Restated Plan and the applicable award agreements. The options expire on the tenth anniversary of the grant date. The tax consequences of the options are detailed in the section above entitled, "Certain U.S. Federal Income Tax Effects—Nonqualified Stock Options."

(2)
The exercise price per share of the options is equal to $1.05, the fair market value of a share of the Company's common stock on the grant date, the date on which the Board and the Majority Stockholder approved the Amended and Restated Plan.

(3)
Mr. Scheirman commenced employment with the Company on September 25, 2017 and began serving as the Company's President and Chief Executive Officer on October 5, 2017.

(4)
Mr. Montross' service as the Company's President and Chief Executive Officer ended on October 4, 2017 in connection with his previously disclosed retirement.

(5)
Mr. Brush resigned from employment with the Company as of December 31, 2016.

        The terms and number of stock options or other awards to be granted in the future under the Amended and Restated Plan are to be determined in the discretion of the Committee. Since no other determinations regarding awards or grants to be granted in the future have yet been made, the benefits or amounts that will be received by or allocated to the Company's executive officers or other eligible employees or non-employee directors cannot be determined at this time.

Equity Compensation Plan Information Table

        The following table provides information as of December 31, 2016 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)		Weighted average exercise price of outstanding options, warrants and rights (b) ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders(1)	1,924,308	(2)	7.44	(2)	2,281,135	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	1,924,308		7.44		2,281,135

(1)
All current equity compensation plans have been approved by shareholders.

(2)
Consists of (i) 216,334 outstanding options under the CPI Holdings I, Inc. Amended and Restated 2007 Stock Option Plan (the "Option Plan") at an average exercise price of $0.0004; (ii) 1,437,508 outstanding options under the Plan at an average exercise price of $8.62; and (iii) 270,466 outstanding restricted stock units under the Plan at an average grant date fair value of $7.13.

(3)
The Option Plan was discontinued in connection with our initial public offering, and no further grants can be made under the Option Plan. Any shares subject to option awards that are cancelled, forfeited, or lapse under the Option Plan may become available for issuance under the Plan.

No Dissenters' Rights

        Under the DGCL, the Company's Stockholders are not entitled to dissenters' rights with respect to the Reverse Stock Split or the Amended and Restated Plan, and the Company will not independently provide Stockholders with any such right.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

        Certain of the Company's officers and directors have an interest in the Actions as a result of their ownership of shares of our Common Stock, as set forth in the section entitled "Security Ownership of Certain Beneficial Owners and Management" below. However, we do not believe that our officers or directors have interests in the Actions that are different from or greater than those of any other of our Stockholders, other than as a result of receiving awards with respect to Common Stock under the Amended and Restated Plan that are contingent upon the effectiveness of the Actions.

OUTSTANDING VOTING SECURITIES

        As of the Record Date related to the Written Consent, the Company had 55,661,337 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

        On September 26, 2017, the holders of 59% of the voting rights, equivalent to 32,794,131 voting shares, executed and delivered to the Company the Written Consent approving the Actions set forth herein. Since the Actions have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

        The DGCL provides in substance that unless the Company's certificate of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present. The Company's Certificate of Incorporation provides that so long as Tricor Pacific Capital Partners (Fund IV), Limited Partnership and Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership together continue to own a majority of the voting power of the then outstanding shares of capital stock, action may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting at which all shares of the Company's stock entitled to vote thereon were present and voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of shares of our Common Stock as of the Record Date by:

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  all of our executive officers and directors as a group; and

  •
  each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or stock-based awards held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown opposite such person's name. The percentage of beneficial ownership is based on 55,661,337 shares of our Common Stock outstanding as of the Record Date. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o CPI Card Group Inc., 10026 West San Juan Way, Littleton, CO 80127.

        The beneficial owners of all issued shares have voting rights over such shares, whether or not such owners have dispositive powers with respect to the shares, and such shares are included in each person's beneficial ownership amount. For the avoidance of doubt, if a beneficial owner does not have dispositive powers with respect to certain shares, each such person maintains voting control over these shares, and such shares are included in the determination the person's beneficial ownership amount.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Five Percent Stockholders:
Tricor Pacific Capital Partners (Fund IV), Limited Partnership(1)	20,621,843	37.0%
Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership(1)	12,172,288	21.9%
Ameriprise Financial, Inc.(2)	3,355,991	6.0%
Named Executive Officers and Directors:
Scott Scheirman(3)	6,209	*	%
Steven Montross(4)	1,748,178	3.1%
Jason Bohrer	28,571	*	%
Diane Fulton(5)	22,076	*	%
Douglas Pearce	21,974	*	%
Robert Pearce	406,964	*	%
Nicholas Peters	—	—
David Rowntree	—	—
Bradley Seaman	—	—
Silvio Tavares(3)	31,209	*	%

Executive Officers and Directors as a group (17 individuals)(6)	2,821,134	5.0%

*
Less than 1%

(1)
Based on a Schedule 13G filed jointly by Tricor Pacific Capital Partners (Fund IV), Limited Partnership, Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership (collectively, the "Tricor Funds") and Parallel49 Equity, ULC on February 12, 2016. Each of the—Tricor Funds is managed by Parallel49 Equity, ULC, as the general partner. Mr. Bradley Seaman, Mr. David Rowntree, J. Trevor Johnstone and Roderick Senft are the sole members of an investment committee of the Tricor Funds that has the power to vote or dispose of the shares held by the Tricor Funds. Each of Messrs. Seaman, Peters and Rowntree is an officer or member of Tricor and has an indirect pecuniary interest in the shares of common stock held by the Tricor Funds through their respective interests in the Tricor Funds. Each of Messrs. Seaman, Peters and Rowntree expressly disclaims any beneficial ownership of any shares of common stock held by the Tricor Funds. The address of the Tricor Funds is c/o Parallel49 Equity, One Westminster Place, Suite 100, Lake Forest, IL 60045.

(2)
Based on a Schedule 13G filed on February 10, 2017. Ameriprise Financial, Inc. ("Ameriprise") reports shared voting power with respect to 3,316,185 shares and has shared dispositive power with respect to 3,355,991 shares. Columbia Management Investment Advisers, LLC ("Columbia") has shared voting power with respect to 3,316,185 shares and has shared dispositive power with respect to 3,355,991 shares. Ameriprise, as the parent company of Columbia, may be deemed to beneficially own the shares reported by Columbia. Accordingly, the shares reported by Ameriprise include those shares separately reported by Columbia. The address for Ameriprise is

  145 Ameriprise Financial Center, Minneapolis, MN 55474. The address for Columbia is 225 Franklin St. Boston, MA 02110.

(3)
Includes 6,209 restricted stock units vesting within 60 days of the Record Date.

(4)
Includes options to purchase 178,406 shares of Common Stock vesting within 60 days of the Record Date.

(5)
Includes 8,000 shares of Common Stock held by Ms. Fulton's husband.

(6)
Includes, in the aggregate, options to purchase 242,269 shares of Common Stock and 12,418 restricted stock units vesting within 60 days of the Record Date.

EXECUTIVE COMPENSATION

        The following Summary Compensation Table discloses the compensation information for fiscal years 2016 and 2015 for our principal executive officer ("PEO") and the two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year (collectively, the "named executive officers").

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Steven Montross	2016	$520,192	$—	$300,003	$396,000	$—	—	$29,427	$1,245,622
Former President and Chief Executive Officer(4)	2015	$484,687	$—	$—	$1,052,656	$82,025	—	$22,577	$1,641,945
David Brush	2016	$450,000	$—	$184,999	$117,920	$—	—	$17,674	$770,593
Former Chief Financial Officer(5)	2015	$241,875	$—	$1,396,096	$323,475	$39,489	—	9,622	$2,010,557
Jason Bohrer,	2016	$178,846	$—	$—	$147,581	$—	—	$165,145	$491,572
Senior Vice President US Operations(6)

(1)
These amounts represent the grant date fair value of restricted stock unit awards granted to Messrs. Montross and Brush in 2016 and a restricted stock award granted to Mr. Brush in 2015 in connection with his initial terms of employment. The values were calculated in accordance with FASB ASC Topic 718.

(2)
These amounts represent the grant date fair value of the stock option awards calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the stock option awards, please see Note 17 to the Company's consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(3)
These amounts represent (a) for Mr. Montross, a car allowance, reimbursement for certain commuting expenses and matching contributions under the Company's 401(k) plan (b) for Mr. Brush, reimbursement for certain commuting expenses and matching contributions under the Company's 401(k) plan; and (c) for Mr. Bohrer, relocation expenses under the Company's standard executive relocation benefits policy.

(4)
Mr. Montross' service as President and Chief Executive Officer of the Company ended on October 4, 2017 in connection with his previously disclosed retirement.

(5)
Mr. Brush resigned from employment with the Company as of December 31, 2016.

(6)
Mr. Bohrer commenced employment with the Company on May 16, 2016 and was not a named executive officer in 2015; thus, 2015 compensation information for him is not included in this table.

Base Salaries

        Base salaries established for the Company's executive officers are intended to reflect each individual's responsibilities, experience, historical performance and other discretionary factors deemed relevant by the Company and have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Base salaries are also designed to provide executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in the Company's operating performance.

        Our named executive officers were entitled to the following annual base salaries in 2016 and 2017. Messrs. Montross and Bohrer received base salary increases in 2017 based on the competitive positioning of their compensation and their performance:

Named Executive Officer	2016 Base Salary (Effective April 1, 2016)	2017 Base Salary (Effective March 1, 2017)
Steven Montross(1)	$525,000	$560,000
David Brush(2)	$450,000	n/a
Jason Bohrer(3)	$300,000	$305,000

(1)
Mr. Montross' service as President and Chief Executive Officer of the Company ended on October 4, 2017 in connection with his previously disclosed retirement.

(2)
Mr. Brush resigned from employment with the Company on December 31, 2016.

(3)
Mr. Bohrer's 2016 base salary was effective as of the commencement of his employment with the Company in 2016.

Annual Incentives

        The Company maintains an annual short-term incentive plan (the "STIP") to incentivize senior management and other key employees to achieve the short-term financial and non-financial objectives of the Company. The annual incentive awards are intended to reward both overall Company and individual performance during the year, and as such, are variable from year to year. The Company believes that establishing cash bonus opportunities is an important factor in both attracting and retaining the services of qualified and highly skilled executives and in motivating our senior management to achieve the Company's annual objectives.

        In 2016, the STIP provided for a bonus pool based upon the Company achieving certain levels of Adjusted EBITDA, as described below, and revenue. Given that Company performance was below threshold levels in 2016, no payout under the STIP was made. Payout of the STIP to individual management team members would have been based upon these Company results and the achievement of individual objectives. For 2017, the STIP was further modified to include certain other financial measures as performance goals.

        "Adjusted EBITDA" is a financial measure that is not calculated according to U.S. generally accepted accounting principles ("GAAP"). A reconciliation showing how the Company calculates Adjusted EBITDA from net income from continuing operations, the most comparable GAAP measure, may be found in the "Key Performance Indicators" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 2, 2017.

Long-Term Incentives

        In 2016, the Company instituted a long-term incentive award practice whereby senior leaders and executives would be eligible to receive annual awards under the Plan (as described above). In March 2016, the Company made stock option and restricted stock unit grants to senior leaders and executives taking into account both market practices and the 2015 awards made in connection with the initial public offering. The stock option grants generally will vest 33.4% on the second anniversary of the Company's initial public offering and 33.3% on each of the third and fourth anniversaries of the

Company's initial public offering, subject to other applicable terms and conditions consistent with the Plan. The restricted stock units vest on the first anniversary of the date of grant and were in part meant to promote our efforts to retain top executive talent.

Employee Benefits

        The Company maintains the CPI Holdings I, Inc. 401(k) Plan (the "401(k) Plan"), which is a qualified defined-contribution plan under the provisions of the Internal Revenue Code Section 401(k) covering substantially all employees who meet certain eligibility requirements. Under the 401(k) Plan, participants may defer their salary subject to statutory limitations and may direct the contributions among various investment accounts. The Company matches 100% of the participant's first 3% of deferrals and 50% of the next 2% deferral percentage. The Company's portion is 100% vested at the time of the match.

Employment and Post-Termination Arrangements

Mr. Montross' Employment Agreement

        Effective April 22, 2009, Mr. Montross entered into an employment agreement with the Company to serve as President and Chief Executive Officer for a term of five years, plus automatic one-year renewals thereafter unless either party provides notice of intent not to renew the agreement. The agreement provided for an initial base salary of $390,000 per year. In addition, Mr. Montross is entitled to participate in the STIP with a target bonus of 50% of his annual base salary. Mr. Montross is provided with a reasonable automobile allowance to be approved by the Chairman of the Board.

        In the event that Mr. Montross' employment is terminated by the Company without "Cause," he resigns for "Good Reason" (each as defined in the agreement) or the Company fails to renew his agreement upon its expiration, Mr. Montross would be entitled to (i) continued monthly payments of his base salary and 1/12th of his estimated annual STIP target bonus for a period of 12 months and (ii) a prorated portion of his annual STIP target bonus (excluding any portion related to individual objectives), based on the number of full months completed during the fiscal year in which such termination of employment occurs. If Mr. Montross dies or suffers a "Disability" (as defined in the agreement) during the term of the agreement, he or his estate would be entitled to continued base salary and prorated bonus payments for a period of six months. Mr. Montross may resign upon giving no less than 90 days' notice.

        Mr. Montross is subject to certain restrictive covenants, including obligations regarding non-competition and non-solicitation of Company employees and customers, during the term and for a period of two years following any termination of his employment with the Company.

        Pursuant to his outstanding option award under the Company's Omnibus Plan, Mr. Montross would also be eligible for continued vesting of such award and exercisability through the end of the option term in the event that his employment terminates by reason of an "Approved Retirement." An "Approved Retirement" is defined in such agreements as Mr. Montross' "Retirement" (pursuant to the Omnibus Plan, a termination of employment, other than for "Cause" or due to death or "Disability," on or after the attainment of age 65) with respect to which Mr. Montross adheres to certain additional requirements set forth by the Compensation Committee and the Board of Directors. Such requirements include, but are not limited to, Mr. Montross providing the Compensation Committee with at least nine months' notice prior to his chosen retirement date, assisting in transitioning a successor to his role and complying with the restrictive covenants described above. These provisions were added to enhance the Company's succession planning and business continuity processes, if and when such a transition were to take place in the future.

        The estimated cash severance payment to Mr. Montross on termination, assuming a termination as of December 31, 2016, would have been $892,500 for termination without "Cause," for "Good Reason" or the Company's failure to renew the agreement, and $446,250 for a termination due to his death or "Disability" (assuming, in each case, that Mr. Montross' annual bonus is at the target level).

        On April 17, 2017, Mr. Montross announced his intention to retire from the Company effective June 30, 2018, and Mr. Montross and the Company agreed to an amendment of the employment agreement. Under the amendment, Mr. Montross will continue to serve as President and CEO through the earlier of the date on which the Company appoints a successor President and CEO or December 31, 2017 (the "CEO Transition Date"). On the CEO Transition Date, Mr. Montross will voluntarily resign as President and CEO and from all other director and officer positions he holds with the Company and its affiliates. From the CEO Transition Date through his June 30, 2018 retirement date, Mr. Montross will be employed by the Company in a non-executive capacity. During the period prior to his retirement date, he will assist the Company's Board with a successful transition of his duties, including transitioning key relationships to other employees, cooperating with the Board in recruiting his successor and providing his successor with business-related transition services.

        Through the date of his retirement, the Company will provide Mr. Montross with an annual base salary of $560,000 and the opportunity to earn a bonus under the Company's 2017 short-term incentive plan, with a target of up to 100% of his base salary. Provided that Mr. Montross satisfies the terms of the amendment, his retirement on June 30, 2018 will be deemed an Approved Retirement, which will allow his outstanding nonqualified stock option awards to continue to vest in accordance with their terms.

        The Company also will pay Mr. Montross a succession incentive bonus equal to $560,000, half of which will be payable on the date of his retirement and the remaining portion of which will be payable in equal bi-weekly installments from the date of his retirement through December 31, 2018; provided that he complies with the terms of his employment agreement (including the restrictive covenants therein) and the amendment, and executes a general release of claims against the Company.

        If the Company were to terminate Mr. Montross without Cause (or give him Good Reason to terminate employment) before the June 30, 2018 retirement date, the Company would be required to make the payments and provide the benefits described above for an Approved Retirement.

        In accordance with the employment agreement amendment described above and in connection with his previously disclosed retirement, Mr. Montross' service as President and Chief Executive Officer of the Company ended on October 4, 2017.

Mr. Brush's Employment Agreement

        We entered into an employment agreement with Mr. Brush, effective June 22, 2015, to serve as our Chief Financial Officer. The initial term of the employment agreement is five years, plus automatic one-year renewals thereafter unless either party provides notice of intent not to renew the agreement. The agreement provides for an initial base salary of $450,000 per year plus an annual target incentive award equal to 50% of his base salary, with a prorated incentive award for 2015. Mr. Brush also received an award of 147,664 shares of restricted stock, one installment of which vested in June 2016 and the remainder of which vests in June 2017 and 2018 subject to his continued employment through each such vesting date.

        On December 8, 2016, we entered into an amendment to Mr. Brush's employment agreement, in connection with Mr. Brush's previously disclosed announcement in August 2016 of his decision to resign voluntarily from the Company effective December 31, 2016. The amendment provides that Mr. Brush would continue to be employed as the Company's Chief Financial Officer through such date, and that effective as of January 1, 2017, Mr. Brush would enter into a consulting services agreement with the Company to provide services in a transition and advisory role as a consultant through June 30, 2017, in exchange for a monthly fee of $5,000. The amendment also provides for continued vesting of Mr. Brush's outstanding equity awards during the consulting period and reaffirms the restrictive covenant and confidentiality obligations set forth in his employment agreement, including obligations regarding non-competition and non-solicitation of Company employees and customers (lasting during the term of his employment and for a period of one year following any termination thereof).

        Pursuant to his employment agreement, Mr. Brush would have been entitled to severance benefits if his employment had terminated under certain circumstances. In the event of a termination of employment by the Company without "Cause," Mr. Brush's resignation of employment for "Good Reason," a termination of his employment due to his death or "Disability" (each term as defined in the agreement), or the Company had failed to renew the agreement upon its expiration, Mr. Brush (or his estate, in the event of his death) would have been entitled to (i) continued monthly payments of his base salary and 1/12th of his estimated annual STIP target bonus for a period of 12 months, (ii) 12 months of continued vesting of the restricted stock award granted in connection with the commencement of his employment and (iii) pro rata vesting of any other outstanding equity or long-term incentive awards. However, as Mr. Brush voluntarily resigned (without Good Reason) from employment with the Company as of December 31, 2016, none of the post-termination benefits referenced above were payable to Mr. Brush for a termination as of such date.

Mr. Bohrer's Employment Offer Letter

        Mr. Bohrer currently does not have an employment agreement with the Company. Under the terms of his employment offer letter, he receives an initial base salary of $300,000 per year plus an annual target incentive award equal to 50% of his base salary. In addition, on June 1, 2016, Mr. Bohrer received options to purchase 161,291 shares of the Company's common stock, with an exercise price of $4.20 per share, as part of his new hire employment terms. Mr. Bohrer's stock options will vest 33.4% on the second anniversary of the date of grant and 33.3% on each of the third and fourth anniversaries of the date of grant, subject to other applicable terms and conditions consistent with the Omnibus Plan. The award date fair value of the option award is reflected in the "Option Awards" column of the Summary Compensation Table.

        In connection with his hiring, Mr. Bohrer received standard executive relocation benefits under the Company's relocation program. All relocation benefits were utilized during 2016 and are reflected in the "All Other Compensation" column of the Summary Compensation Table.

Adoption of Additional Compensation Governance Practices

        During 2016, the Company adopted an incentive compensation recoupment policy ("Clawback Policy"). Under the Clawback Policy, if the Company is required to restate its financial results because of its material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will review all awards or payments of any form of incentive-based compensation made to current and former executive officers of the Company within the three-year period immediately preceding the date on which the Company is required to prepare the restatement. If the Compensation Committee determines that any such incentive awards or payments were based on erroneous data and would have been lower had they been calculated based on the restated results, the Compensation Committee may, to the extent permitted by applicable law, seek to recover for the benefit of the Company the difference between the amounts awarded or paid and the amounts that would have been awarded or paid based on the restated results. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities. For purposes of this policy, "executive officers" of the Company include all persons designated by the Board of Directors as Section 16 reporting officers.

        During 2016, the Company also adopted formal executive stock and independent director stock ownership guidelines which apply to senior executives, including our named executive officers, and our independent directors. The Company did this to further align the interests of our leaders and the independent directors with those of our shareholders. Under the guidelines, executives and independent directors have up to five years to accumulate shares and share equivalents that have a market value equal to or greater than a prescribed multiple of annual salary, as outlined below. Given that these guidelines were recently adopted, our executives and independent directors have until 2021 (or five years from appointment to their position) to satisfy the applicable share ownership levels.

Position	Multiple of Salary(1)	Additional Comments
CEO	5x	Shares that count towards the Guideline include those owned outright, restricted stock, restricted stock units, intrinsic value of vested stock option and any deferred stock
CEO Direct Reports and Chief Accounting Officer	2x
Other Executives	1x
Independent Directors	3x

(1)
For the independent directors, the ownership requirement is 3x the cash portion of their annual fees.

Outstanding Equity Awards at 2016 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)(2)
Steven Montross	—	309,150	$10.00	10/8/2025
	—	225,000	$10.00	10/8/2025
					37,927	(3)	$157,397
David Brush	—	95,000	$10.00	10/8/2025
	—	67,000	$10.00	10/8/2025
					94,864	(4)	$393,686
					23,388	(3)	$97,060
Jason Bohrer	—	161,291	$4.20	6/1/2026

(1)
For Mr. Montross, (a) 33.4% of the options will vest and become exercisable on October 8, 2017, and (b) 33.3% of the options will vest and become exercisable on each of October 8, 2018 and October 8, 2019, subject to continued service with the Company through each such vesting date. For Mr. Brush, (a) 33.4% of the options would have vested and become exercisable on October 8, 2017, and (b) 33.3% of the options would have vested and become exercisable on each of October 8, 2018 and October 8, 2019, subject to continued service with the Company through each such vesting date. However, as described above under "Mr. Brush's Employment Agreement," Mr. Brush will only continue to vest in any outstanding equity awards through June 30, 2017 while he serves as a consultant to the Company. For Mr. Bohrer, (a) 33.4% of the options will vest and become exercisable on June 1, 2018, and (b) 33.3% of the options will vest and become exercisable on each of June 1, 2019 and June 1, 2020, subject to continued service with the Company through each such vesting date.

(2)
The market value of the restricted stock and restricted stock units is based on the $4.15 closing price of a share of our common stock on December 31, 2016.

(3)
These restricted stock unit awards vested 100% on March 2, 2017.

(4)
This restricted stock award would have vested according to the following schedule (a) 32% of the award will vest on June 22, 2017 and (b) 32% of the award would have vested on June 22, 2018, subject to Mr. Brush's continued service with the Company through each such vesting date. However, as described above under "Mr. Brush's Employment Agreement," Mr. Brush only continued to vest in any outstanding equity awards through June 30, 2017 while he served as a consultant to the Company.

CPI Card Group Inc. Omnibus Incentive Plan

        A description of the Amended Plan may be found above under the caption, "Approval of an Amendment and Restatement of the CPI Card Group Inc. Omnibus Incentive Plan."

DIRECTOR COMPENSATION

        As described more fully below, the following table summarizes the annual compensation for our non-employee directors during 2016.

2016 Director Compensation

Name	Fees Earned Or Paid In Cash ($)	Fees Earned Or Paid In Stock ($)	Total ($)
Diane Fulton(1)	$60,000	$70,836	$130,836
Douglas Pearce(2)	$66,250	$66,668	$132,918
Robert Pearce(1)	$78,750	$70,836	$149,586
Nicholas Peters	—	—	—
David Rowntree	—	—	—
Scott Scheirman(3)	$17,500	$37,502	$55,002
Bradley Seaman	—	—	—
Silvio Tavares(4)	$13,750	$37,502	$51,252

(1)
Ms. Diane Fulton and Mr. Robert Pearce received prorated restricted stock unit awards in March 2016 to cover the period from the start of the fiscal year through the next annual director equity awards in June 2016. In June 2016, they received an additional award as part of their service for the 2016/2017 director compensation period.

(2)
Mr. Douglas Pearce received a prorated restricted stock unit award in March 2016 to cover the period from his appointment to the Board of Directors through the next annual director equity awards in June 2016. In June 2016, he received an additional award as part of his service for the 2016/2017 director compensation period.

(3)
Mr. Scott Scheirman joined the Board of Directors in October 2016 and received prorated fees for 2016 services. Mr. Scheirman commenced employment with the Company on September 25, 2017, and began serving as the Company's President and Chief Executive Officer on October 5, 2017.

(4)
Mr. Silvio Tavares joined the Board of Directors in October 2016 and received prorated fees for 2016 services.

Narrative to Director's Compensation Table

        In 2016, we revised our director compensation program to reflect competitive practices and our transition to a publicly traded company. The resulting compensation package for our non-employee directors (other than, our non-employee directors who are affiliated with the Tricor Funds) is set forth in the table below. The Board, at its discretion, may choose to modify current practice relating to compensation of non-employee directors who are affiliated with the Tricor Funds.

Compensation Element	Value
Retainer	$100,000 (50% paid in restricted stock units, vesting 100% on the first anniversary of the award date)
Audit Committee Chair Fee	$20,000
Compensation Committee Chair Fee	$15,000
Nominating Committee Chair Fee	$10,000
Audit Committee Member Fee	$10,000
Compensation Committee Member Fee	$7,500
Nominating Committee Member Fee	$5,000

INFORMATION STATEMENT COSTS

        The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our Common Stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our Common Stock.

ADDITIONAL INFORMATION

        The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters.

        These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

        The Company's filings with the SEC are also available to the public from the SEC's website, http://www.sec.gov. Our Annual Report on Form 10-K containing the disclosure for the year ended December 31, 2016, and other reports filed under the Exchange Act, are also available to any shareholder at no cost upon request to: CPI Card Group at 10026 West San Juan Way, Littleton, Colorado 80127, Attention: Investor Relations or by email to InvRelations@cpicardgroup.com; Telephone: (877) 369-9016.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        All statements other than statements of historical fact included in this Information Statement regarding the Company's financial position, business strategy and the plans, objectives, expectations, or assumptions of management for future operations, are forward-looking statements. When used in this Information Statement, words such as "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue", "project", "plan", "foresee", and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, but are not limited to: system security risks, data protection breaches and cyber-attacks; market acceptance of developing technologies that make our existing technology solutions and products less relevant; a slower or less widespread continued adoption of contact and dual-interface EMV technology than we anticipate; failure to identify, attract and retain new customers or a failure to maintain our relationships with our major customers; competition and/or price erosion in the payment card industry; failure to accurately predict demand for our products and services; extension of card expiration cycles; our failure to operate our business in accordance with the PCI security standards or other industry standards such as Payment Card Brand certification standards; infringement on our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; difficulties in production quality and process; defects in our software; a decline in U.S. and global market and economic conditions; our substantial indebtedness; failure to meet our customers' demands in a timely manner; potential imposition of tariffs and/or trade restrictions on goods imported into the United States; economic conditions and regulatory changes leading up to and following the United Kingdom's likely exit from the European Union; costs relating to product defects; our dependence on licensing arrangements; inability to renew leases for our facilities; interruptions in our IT systems or production capabilities; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness; non-compliance with, and changes in, laws in foreign jurisdictions in which we operate and sell our products; challenges related to our acquisition strategy; our dependence on specialized equipment from third party suppliers; a competitive disadvantage resulting from chip operating systems developed by our competitors; continued viability of the Payment Card Brands; quarterly variation in our operating results; and other risks and other risk factors or uncertainties identified from time to time in our filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 2, 2017. CPI Card Group Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

HOUSEHOLDING OF INFORMATION STATEMENT

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to c/o c/o CPI Card Group Inc., 10026 West San Juan Way, Littleton, CO 80127. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact us at the above address or calling Investor Relations at (877) 369-9016.

By Order of the Board of Directors,
, 2017	Lillian Etzkorn Chief Financial Officer and Corporate Secretary

 Annex A

CERTIFICATE OF AMENDMENT
OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF CPI CARD GROUP INC.

        CPI Card Group Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") does hereby certify as follows:

        ONE: That the name of the Corporation is CPI Card Group Inc. The original Certificate of Incorporation of CPI Card Group Inc. was filed with the Secretary of State of Delaware on June 4, 2007.

        TWO: That the Board of Directors of the Corporation duly adopted by written consent resolutions recommending and declaring advisable that the Corporation's Third Amended and Restated Certificate of Incorporation as filed on October 7, 2015 (the "Certificate of Incorporation") be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

          RESOLVED, that the Third Amended and Restated Certificate of Incorporation be amended by changing the first paragraph of Article FOURTH thereof so that, as amended, said first paragraph of Article FOURTH shall be and read in its entirety as follows:

    FOURTH.    The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Hundred Million One Hundred Thousand (100,100,000) shares. One Hundred Million (100,000,000) shares shall be Common Stock, $0.001 par value, and One Hundred Thousand (100,000) shares shall be Preferred Stock, $0.001 par value. Effective on the date this Amendment to the Third Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Time") each                        shares of the Corporation's Common Stock which is issued and outstanding immediately prior to the Effective Time shall be automatically combined and converted into one (1) fully paid and non-assessable share of the Corporation's Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation's transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder's Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the NASDAQ as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

        THREE: That, in lieu of a meeting and vote of stockholders, written or electronic consent of stockholders to said amendment granting the Board of Directors of the Corporation the authority to amend the Third Amended and Restated Certificate of Incorporation to provide for a reverse stock split has been given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has (or will be) given

A-1

as provided in Section 228 of the General Corporation Law to every stockholder entitled to such notice.

        FOUR: That the Board of Directors of the Corporation subsequently approved a ratio of                        .

        FIVE: That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this    day of                        ,                         , and the foregoing facts stated herein are true and correct.

CPI CARD GROUP INC.

By:	Scott Scheirman
Its:	President and Chief Executive Officer

A-2

 Annex B

CPI CARD GROUP INC.
OMNIBUS INCENTIVE PLAN
(as amended and restated effective September 25, 2017)

Section 1.  General.

        The name of the Plan is the CPI Card Group Inc. Omnibus Incentive Plan, as amended and restated (the "Plan"). The Plan intends to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company's objectives; (ii) give Participants an incentive for excellence in individual performance; (iii) promote teamwork among Participants; and (iv) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing.

Section 2.  Definitions.

        For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)   "Administrator" means the Board, or, if and to the extent the Board does not administer the Plan, the Committee appointed by the Board to administer the Plan in accordance with Section 3 of the Plan.

          (b)   "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

          (c)   "Approval Date" means the date on which the Plan is approved by the Company's shareholders.

          (d)   "Articles of Incorporation" means the articles of incorporation of the Company, as may be amended and/or restated from time to time.

          (e)   "Award" means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

          (f)    "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award.

          (g)   "Bylaws" means the bylaws of the Company, as may be amended and/or restated from time to time.

          (h)   "Beneficial Owner" (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

          (i)    "Board" means the Board of Directors of the Company.

          (j)    "Cause" shall have the meaning assigned to such term in any individual employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define "Cause," Cause means (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties, (ii) the Participant's personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) the Participant's commission, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company and its Subsidiaries or their reputation or the ability of the Participant to perform his or her employment-related duties or to represent the Company or any Subsidiary of the Company that employs such Participant), (iv) the Participant's failure to reasonably cooperate, following a request to do so by the Company, in any internal or governmental investigation of the Company or any of its Subsidiaries or (v) the Participant's material breach of any written covenant or agreement with the Company or any of its Subsidiaries not to disclose any information pertaining to the Company or such Subsidiary or not to compete or interfere with the Company or such Subsidiary.

          (k)   "Change in Capitalization" means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 of the Plan is appropriate.

          (l)    "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:

              (i)  any Person, other than (A) Tricor Pacific Capital Partners (Fund IV), LP, a British Columbia limited partnership and Tricor Pacific Capital Partners (Fund IV) US, LP, a Delaware limited partnership, and their respective Affiliates and successors, or (B) the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or

             (ii)  the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or

            (iii)  there is consummated a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

            (iv)  there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

        For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Code Section 409A.

        Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (m)  "Change in Control Price" shall have the meaning set forth in Section 12 of the Plan.

          (n)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

          (o)   "Committee" means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. With respect to the approval and payment of any Award intended to be "qualified performance-based compensation" under Code Section 162(m), the Committee shall be composed entirely of individuals each of whom is considered to be an "outside director" within the meaning of Code Section 162(m). If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company's Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee's members.

          (p)   "Common Stock" means the common stock, par value $0.001 per share, of the Company.

          (q)   "Company" means CPI Card Group Inc., a Delaware corporation (or any successor corporation, except as the term "Company" is used in the definition of "Change in Control" above).

          (r)   "Consultant" means, solely with respect to Canadian residents, a person, other than an Employee, Executive Officer or non-employee Director, that: (i) is engaged to provide services to the Company or an Affiliate thereof, other than services provided in relation to a distribution, for an initial, renewable or extended period of twelve months or more; (ii) provides the services under a written contract with the Company or an Affiliate thereof; and (iii) spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate thereof, and includes: (1) for an individual Consultant, a corporation of which the individual Consultant is an employee or shareholder, and a partnership of which the individual Consultant is an employee or partner; and (2) for a Consultant that is not an individual, an employee, executive officer or director of the Consultant, provided that the individual employee, executive officer, or director spends a significant amount of time and attention on the affairs and business of the Company or an Affiliate thereof.

        Notwithstanding the foregoing, and solely with respect to non-Canadian residents, "Consultant" means any consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or non-employee Director.

          (s)   "Covered Employee" shall have the meaning set forth in Code Section 162(m).

          (t)    "Disability" shall have the meaning assigned to such term in any individual employment, severance, or similar agreement or Award Agreement with the Participant or, if no such agreement exists or the agreement does not define "Disability," Disability means, with respect to any Participant, that such Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or an Affiliate thereof.

          (u)   "Director" means any individual who is a member of the Board on or after the Effective Date.

          (v)   "Effective Date" shall have the meaning set forth in Section 19 of the Plan.

          (w)  "Eligible Recipient" means: (i) an Employee; (ii) a non-employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, "Eligible Recipient" means: an (1) Employee; (2) a non-employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

          (x)   "Employee" shall mean an employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.

          (y)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (z)   "Executive Officer" means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

          (aa) "Exercise Price" means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

          (bb) "Fair Market Value" as of a particular date shall mean: (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a Share on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported;

  (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for the Shares as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Committee in good faith and in a manner not inconsistent with Code Section 409A.

          (cc) "Free Standing Rights" shall have the meaning set forth in Section 8(a) of the Plan.

          (dd) "Incentive Stock Option" means an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in Code Section 422.

          (ee) "Initial Public Offering" means an initial public offering of the Company's Common Stock pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission.

          (ff)  "Insider" means an insider of the Company as defined in the TSX Company Manual for the purpose of security-based compensation arrangements.

          (gg) "Nonqualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

          (hh) "Option" means an option to purchase Shares granted pursuant to Section 7 of the Plan.

          (ii)   "Other Cash-Based Award" means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

          (jj)   "Other Share-Based Award" means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

          (kk) "Original Effective Date" shall have the meaning set forth in Section 19 of the Plan.

          (ll)   "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority provided for in Section 3 of the Plan, to receive grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient's death.

          (mm)  "Performance-Based Award" means any Award granted under the Plan that is subject to one or more Performance Goals.

          (nn) "Performance Goals" means performance goals based on one or more of the following criteria: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) scrap rates; (x) income; (xi) net income; (xii) operating income; (xiii) net operating income; (xiv) operating margin; (xv) earnings; (xvi) earnings per share; (xvii) return on equity; (xviii) return on investment; (xix) return on capital; (xx) return on assets; (xxi) return on net assets; (xxii) total shareholder return; (xxiii) economic profit; (xxiv) market share; (xxv) appreciation in the fair market value, book value or other measure of value of the Company's Common Stock; (xxvi) expense or cost control; (xxvii) working capital; (xxviii) volume or production; (xxix) new products; (xxx) customer satisfaction; (xxxi) brand development;

  (xxxii) employee retention or employee turnover; (xxxiii) employee satisfaction or engagement; (xxxiv) environmental, health or other safety goals; (xxxv) individual performance; (xxxvi) strategic objective milestones; (xxxvii) days inventory outstanding; and (xxxviii) any combination of, or, as applicable, a specified increase or decrease in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). With respect to Awards that are intended to be "qualified performance-based compensation" under Code Section 162(m), each of the foregoing Performance Goals shall be subject to certification by the Committee; provided, however, that at the time such an Award is granted, the Committee may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles (in each case, to the extent not inconsistent with Code Section 162(m), if applicable).

          (oo) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (pp) "Prior Plan" means the CPI Holdings, I, Inc. Amended and Restated 2007 Stock Option Plan, as amended from time to time.

          (qq) "Related Rights" shall have the meaning set forth in Section 8(a) of the Plan.

          (rr)  "Restricted Shares" means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.

          (ss)  "Restricted Stock Unit" means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals criteria specified in the Award Agreement.

          (tt)  "Restricted Period" means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

          (uu) "Retirement" means a termination of a Participant's employment, other than for Cause and other than by reason of death or Disability, on or after the attainment of age 65.

          (vv) "Rule 16b-3" shall have the meaning set forth in Section 3(a) of the Plan.

          (ww)  "Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

          (xx) "Stock Appreciation Right" means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

          (yy) "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, "Subsidiary" means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

Section 3.  Administration.

        (a)   The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Code Section 162(m) (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Code Section 162(m)) and, to the extent applicable, the TSX Company Manual and Rule 16b-3 under the Exchange Act ("Rule 16b-3").

        (b)   Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

            (i)  to select those Eligible Recipients who shall be Participants;

           (ii)  to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

          (iii)  to determine the number of Shares to be covered by each Award granted hereunder;

          (iv)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Restricted Shares and Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Shares and Restricted Stock Units shall lapse, (B) the Performance Goals and periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) the number of Shares subject to each Award and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

           (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

          (vi)  to determine the Fair Market Value;

         (vii)  to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant's employment for purposes of Awards granted under the Plan;

        (viii)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

          (ix)  to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

           (x)  to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

        (c)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4.  Shares Reserved for Issuance Under the Plan.

        (a)   Subject to Section 5 of the Plan, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is the sum of (i) four million (4,000,000) Shares originally reserved under the Plan as of the Original Effective Date, less any Shares issued under the Plan on or prior to, or subject to outstanding Awards as of, the Effective Date, plus (ii) all Shares that are or become available for issuance due to forfeitures under the Prior Plan, plus (iii) an additional two million (2,000,000) Shares added to the reserve as of the Effective Date. The maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options is two million (2,000,000).

        (b)   The number of Shares which may be issuable pursuant to Awards under the Plan and any other share compensation arrangement of the Company within a one-year period to any one Participant, shall not exceed five percent (5%) of the total number of issued and outstanding shares of Common Stock on the grant date of such Award, on a non-diluted basis.

        (c)   The maximum number of Shares which may be (i) issued to Insiders within any one-year period; and (ii) issuable to Insiders at any point in time under the Plan and any other share compensation arrangement of the Company shall not exceed ten percent (10%) of the number of then issued and outstanding shares of Common Stock.

        (d)   Subject to Section 4(b) or Section 4(c), as applicable, the aggregate Awards granted during any fiscal year to any Participant shall not exceed, subject to adjustment as provided in Section 5 of the

Plan: (i) one and a half million (1,500,000) Shares subject to Options or Stock Appreciation Rights, (ii) one million (1,000,000) Shares subject to Restricted Shares, Restricted Stock Units or Other Share-Based Awards (other than Stock Appreciation Rights), to the extent such Awards are intended to be "qualified performance-based compensation" under Code Section 162(m), and (iii) $5,000,000 with respect to Other Cash-Based Awards, to the extent such Awards are intended to be "qualified performance-based compensation" under Code Section 162(m). Notwithstanding the foregoing, the aggregate grant date Fair Market Value of Shares subject to Awards granted during any fiscal year to any non-employee Director, when taken together with any cash fees paid to such non-employee Director during the fiscal year (in each case, with respect to his or her service as a non-employee Director), shall not exceed $500,000; provided, however, that this limit shall not apply to any Awards a non-employee Director elects to receive at Fair Market Value in lieu of all or a portion of such non-employee Director's compensation.

        (e)   Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any Shares subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, (ii) Shares otherwise issuable or issued in respect of, or as part of, any Award of Options or Stock Appreciation Rights are withheld to cover the Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (iii) any Share-settled Stock Appreciation Rights are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights shall be deemed issued under the Plan and shall not be available for issuance under the Plan.

Section 5.  Equitable Adjustments.

        In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator's determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.  Eligibility.

        The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7.  Options.

        (a)    General.    The Committee may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Committee may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Committee may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

        (b)    Limits on Incentive Stock Options.    If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422.

        (c)    Exercise Price.    The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) shareholder of the Company's Common Stock (within the meaning of Code Section 422(b)(6)) shall have an Exercise Price per share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.

        (d)    Option Term.    The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) shareholder of the Company's Common Stock (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option's term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

        (e)    Exercisability.    Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share. Notwithstanding any contrary provision herein, if, on the date an outstanding Option would expire, the exercise of the Option, including by a "net exercise" or "cashless" exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

        (f)    Method of Exercise.    Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.

        (g)    Rights as Shareholder.    A Participant shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 of the Plan.

        (h)    Termination of Employment or Service.

            (i)  Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(h)(i) shall be extended to one (1) year after the date of such termination in the event of the Participant's death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

           (ii)  Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of Retirement, Disability or the death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

          (iii)  In the event of the termination of a Participant's employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

          (iv)  For purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.

        (i)    Other Change in Employment Status.    An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant's Award Agreement.

        (j)    Change in Control.    Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

Section 8.  Stock Appreciation Rights.

        (a)    General.    Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Option granted under the Plan ("Related Rights"). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of Common Stock on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

        (b)    Awards; Rights as Shareholder.    The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as shareholders of the Company with respect to the grant or exercise of such rights.

        (c)    Exercisability.

            (i)  Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

           (ii)  Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

        (d)    Payment Upon Exercise.

            (i)  Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

           (ii)  A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

          (iii)  Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

        (e)    Termination of Employment or Service.

            (i)  In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

           (ii)  In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

        (f)    Term.

            (i)  The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

           (ii)  The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

        (g)    Change in Control.    Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.

Section 9.  Restricted Shares.

        (a)    General.    Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The provisions of the Restricted Shares need not be the same with respect to each Participant.

        (b)    Awards and Certificates.    The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in Section 9(c) of the Plan, (i) each Participant who is granted an award of Restricted Shares may, in the Company's sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

        The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

        Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company's sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

        (c)    Restrictions and Conditions.    The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

            (i)  The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant's termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant's death or Disability; provided, however, that with respect to any Award that is intended to be "qualified performance-based compensation" under Code Section 162(m), such discretion may not be exercised to the extent it would cause such Award to fail to be "qualified performance-based compensation" under Code Section 162(m).

           (ii)  Except as provided in Section 16 of the Plan or in the Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator's discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator. Certificates for Shares of unrestricted Common Stock may, in the Company's sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

          (iii)  The rights of Participants granted Restricted Shares upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

        (d)    Change in Control.    Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.

Section 10. Restricted Stock Units.

        (a)    General.    Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

        (b)    Award Agreement.    The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

        (c)    Restrictions and Conditions.    The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

            (i)  The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant's termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof, or the Participant's death or Disability; provided, however, that with respect to any Award that is intended to be "qualified performance-based compensation" under Code Section 162(m), such discretion may not be exercised to the extent it would cause such Award to fail to be "qualified performance-based compensation" under Code Section 162(m).

           (ii)  Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator's discretion, carry with it a right to dividend equivalents. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.

          (iii)  The rights of Participants granted Restricted Stock Units upon termination of employment or service as a non-employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

        (d)    Settlement of Restricted Stock Units.    Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the value of the Shares that would otherwise be distributed to the Participant.

        (e)    Change in Control.    Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.

Section 11.  Other Share-Based or Cash-Based Awards.

        (a)   The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

        (b)   With respect to Awards that are intended to be "qualified performance-based compensation" under Code Section 162(m), no payment shall be made to a Participant that is or is likely to become a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish other rules applicable to such Other Share-Based Awards and the Other Cash-Based Awards; provided, however, that such rules shall be in compliance with Code Section 162(m).

        (c)   The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

        (d)   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12.  Change in Control.

        The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant's termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Options and Stock Appreciation Rights by the Company, if the Company is the surviving corporation; (ii) the assumption of any Options and Stock Appreciation Rights by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Options and Stock Appreciation Rights, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Options and Stock Appreciation Rights for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price, such Options and Stock Appreciation Rights shall terminate and be canceled. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by shareholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, "Change in Control Price" shall mean the Fair Market Value of a Share upon a Change in Control. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13.  Amendment and Termination.

        (a)   The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. Shareholder approval shall not be required to amend the Plan, including, but not limited to, the following items, subject to any regulatory approvals, including, where required, the approval of the Toronto Stock Exchange:

            (i)  Amendments of a "housekeeping" nature;

           (ii)  A change to the vesting provisions of any Awards;

          (iii)  A change to the termination provisions of any Award that does not entail an extension beyond the original term of the Award; and

          (iv)  Amendments to the provisions relating to a Change of Control.

        (b)   Notwithstanding the foregoing, approval of the Company's shareholders shall be obtained to increase the aggregate Share limit and annual Award limits described in Section 4 and for any amendment that would require such approval in order to satisfy the requirements of Code Section 162(m), any rules of the stock exchange on which the Common Stock is traded or other applicable law. Without limiting the generality of the foregoing, if and for so long as the Company is listed on the Toronto Stock Exchange, the following may not be amended without shareholder approval in accordance with the TSX Company Manual:

            (i)  An increase in the number of Shares reserved for issuance pursuant to the Plan as set out in Section 4(a);

           (ii)  Except as provided in Section 5, a modification of any outstanding Option or Stock Appreciation Right so as to specify a lower Exercise Price or grant price (or a cancellation of an Option or Stock Appreciation Right and substitution of it for an Option or Stock Appreciation Right with a lower Exercise Price or grant price);

          (iii)  Except as provided in Section 5, a cancellation of an outstanding Option or Stock Appreciation Right whose Exercise Price or grant price is equal to or greater than the current Fair Market Value of a Share and substitution of it for another Award or cash payment;

          (iv)  An extension of the maximum term of any Award made under the Plan;

           (v)  An increase in the number of Shares that may be issued to Insiders under the above restriction contained in Section 4(c); or

          (vi)  An amendment to this Section 13(a) to amend or delete any of the foregoing items or grant additional powers to the Board to amend the Plan or entitlements without shareholder approval.

        (c)   Subject to the terms and conditions of the Plan, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).

        (d)   Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

Section 14.  Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 15.  Withholding Taxes.

        Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an

Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the amount required to be withheld or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in adverse financial accounting treatment, as determined by the Administrator (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 16.  Non-United States Employees.

        Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 17.  Transfer of Awards.

        No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a "Transfer") by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant's guardian or legal representative.

Section 18.  Continued Employment.

        The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 19.  Effective Date and Approval Date.

        The Plan originally became effective on October 8, 2015, the date of the effectiveness of the registration statement for the Company's Initial Public Offering (the "Original Effective Date"). The Plan, as amended and restated, is effective as of September 25, 2017, the date of its adoption by the Board (the "Effective Date"), subject to approval by the Company's shareholders. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of Effective Date. No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Approval Date. If the Approval Date does not occur within twelve (12) months after the Effective Date, then no Options that are intended to be Incentive Stock Options may be granted under the Plan.

Section 20.  Code Section 409A.

        The intent of the parties is that payments and benefits under the Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant's separation from service (or upon the Participant's death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.

Section 21.  Code Section 162(m).

        The Committee may not delegate its authority to establish Performance Goals, certify performance against the Performance Goals or take other actions with respect to Awards that are intended to be "qualified performance-based compensation" under Code Section 162(m). Performance Goals with respect to such Awards shall be established in writing before the earlier of (a) the ninetieth (90th) day of the performance period or (b) the date that twenty-five percent (25%) of the performance period has elapsed. The payment of Awards under the Plan that are subject to the achievement of Performance Goals (including any prorated Awards) shall occur no later than March 15 of the calendar year following the year in which the performance period ends. With respect to Awards intended to be "qualified performance-based compensation" under Code Section 162(m), (i) the Committee shall not have the discretion to pay in excess of the amount earned based on the attainment of the Performance Goals as certified by the Committee and (ii) in determining the amount of the Award earned based on the attainment of the Performance Goals, the Committee may, in its sole discretion, eliminate or reduce the size of such Award in a manner consistent with Code Section 162(m) to the extent the Committee determines that such elimination or reduction is appropriate.

Section 22.  Erroneously Awarded Compensation.

        The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Section 23.  Governing Law and Forum.

        The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state. Except as may otherwise be provided in an Award Agreement, the jurisdiction and venue for any disputes arising under, or any action brought to enforce (otherwise relating to) the Plan or an Award thereunder shall be exclusively in the courts in the State of Colorado, County of Arapahoe or Denver, including the federal courts located therein (should federal jurisdiction exist). The Company and all Participants and beneficiaries hereby submit and consent to said jurisdiction and venue.

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CPI CARD GROUP INC. 10026 WEST SAN JUAN WAY LITTLETON, CO 80127 NOTICE OF ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.
CPI CARD GROUP INC. 10026 WEST SAN JUAN WAY LITTLETON, CO 80127 INFORMATION STATEMENT , 2017 Action by Written Consent of Majority Stockholders WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY GENERAL INFORMATION
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY ABOUT THE INFORMATION STATEMENT
EXEMPTION FROM TORONTO STOCK EXCHANGE ("TSX") RULES
EXPLANATORY NOTE
ACTIONS TO BE TAKEN
ACTION I
ACTION II
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON
OUTSTANDING VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
INFORMATION STATEMENT COSTS
ADDITIONAL INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
HOUSEHOLDING OF INFORMATION STATEMENT
  Annex A
CERTIFICATE OF AMENDMENT OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CPI CARD GROUP INC.
  Annex B
CPI CARD GROUP INC. OMNIBUS INCENTIVE PLAN (as amended and restated effective September 25, 2017)